UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 11, 2007

Date of Report (Date of earliest event reported)

Medistem Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-100137	86-1047317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

2027 E. Cedar St., Suite 102, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(954) 727-3662

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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  Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

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  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2007, Medistem Laboratories, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has increased the size of the Board from three (3) members to four (4) and appointed Mr. Scott Sullinger as a member of the Board, effective July 9, 2007.  The Company currently does not have any Board committees. Consequently, no decision has been taken regarding Mr. Sullinger’s appointment to any committee of the Board.  Concurrent with his appointment, Mr. Sullinger and the Company entered into the Company’s standard Non-Statutory Stock Option Agreement and Mutual Nondisclosure Agreement for all Company employees, non-employee directors and consultants, as well as the Company’s standard Indemnification Agreement for directors and officers of the Company. Pursuant to the Non-Statutory Stock Option Agreement, Mr. Sullinger received an option to purchase three hundred thousand (300,000) shares of the Company’s common stock with a purchase price of $0.15 per share, which was not less than the fair market value of the optioned shares as determined by the Board on the grant date. The options will vest over three (3) years in equal installments on each successive anniversary of the grant date. Under the terms of the Indemnification Agreement, the Company agreed to indemnify Mr. Sullinger for actions taken in his capacity as a director of the Company to the fullest extent permitted by law. The Mutual Non-Disclosure Agreement provides that Mr. Sullinger and the Company will keep certain information confidential and will refrain from disclosing such information to third parties for a specified period of time.

Mr. Sullinger has been employed as a partner at Egon Zehnder International, an executive search and board consulting firm, since March 2007.  From March 2004 to March 2007, Mr. Sullinger was Vice President of Finance and Chief Financial Officer at NeoMagic Corporation, a multimedia semiconductor company.  Prior to joining NeoMagic, Mr. Sullinger was director of finance at ON Semiconductor, a provider of power and data management semiconductors and standard semiconductor components.  Before joining ON Semiconductor, Mr. Sullinger spent seven years in investment banking, most recently as Vice President of Technology investment banking at Morgan Stanley, in Menlo Park, California. Mr. Sullinger previously worked as an auditor and as a senior consultant at the accounting firm of Price Waterhouse. He has a bachelor’s degree in economics from the University of California, Los Angeles, where he graduated cum laude, and a Masters Degree in Business Administration from Columbia University. He is a Certified Public Accountant.

A press release regarding the appointment to the Board is attached as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release regarding appointment to the Board, dated July 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDISTEM LABORATORIES, INC.

Date: July 11, 2007	By: /s/ Steve Rivers
Name: Steve Rivers Title: Chief Financial Officer

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